SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2006

American Medical Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19195	38-2905258
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5655 Bear Lane
Corpus Christi, TX 78405
(Address of principal executive offices)

Registrant’s telephone number, including area code: (361) 289-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

License Agreement

On April 11, 2006, American Medical Technologies, Inc. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with Discus Dental Holdings, Inc., a California corporation (“Discus”), under which the Company became the exclusive, worldwide distributor of the proprietary dental products manufactured and sold by Discus’ wholly owned subsidiary, Spectrum Dental, Inc. (“Spectrum”). The License Agreement is for a term of five years, contains minimum requirements for sale of the products by the Company, and may be terminated (i) for cause upon 30 days notice, (ii) at certain times during the term of the License Agreement if the Company fails to maintain positive net income for a specified period, (iii) upon the Company’s failure to comply with applicable securities laws, (iv) if any judgment is rendered against the Company, or it defaults on any debt, in excess of $50,000, (v) upon any change in the Company’s results of operation or condition which in the sole opinion of Discus has or could have a material adverse effect on the Company’s condition, business, properties or prospects, and (vi) upon the occurrence of certain other customary events of default. As full consideration, the Company granted to Discus a ten year warrant (the “Warrant”) to purchase up to 2,500,000 shares of its common stock at $0.20 per share. The shares subject to the Warrant vest 500,000 after the first year and an additional 41,667 shares on each successive full one-month period thereafter until the fifth anniversary of the date of grant; however vesting ceases upon the sale of Spectrum to the Company as contemplated by the Option Agreement described below. The shares subject to the Warrant are adjusted upon the occurrence of certain events including a stock dividend, reclassification, merger and stock split, and upon the issuance of shares for a consideration per share less than the applicable conversion price of the Warrant, with certain exceptions for compensation paid in stock.

Option Agreement

On the same date, the Company and Discus entered into a Put and Call Option Agreement (the “Option Agreement”) whereby Discus has a put option to compel the Company to purchase all the outstanding shares of capital stock of Spectrum, and the Company has a call option to compel Discus to sell such shares, at any time after April 11, 2007 and before the earlier to occur of the termination or expiration of the License Agreement or five years. Notwithstanding the foregoing, the Company may not exercise its call option if the price at which its shares of common stock are trading, or the average trading price of its shares during the preceding 30 day period, is less than $0.60 per share. The exercise price of the option will be between $2,300,000 and $2,662,537.50, depending on the date of exercise. The purchase price will be paid with a combination of cash and 3,000,000 shares of Company common stock (subject to adjustment); provided that if that aggregate value of the specified amount of cash and the value of the stock based on the average trading value of the Company’s stock for the 30 days preceding the closing of the Option Agreement is less than the applicable exercise price, then the Company must issue additional shares to equal the value of the exercise price. At the option of the parties, the exercise price can be paid in all cash; however, if the Company first elects to exercise its call option, the method of payment of the exercise price will be at the election of Discus. Upon the exercise of the option, the parties shall enter into a Stock Purchase Agreement substantially in the form agreed to in the Option Agreement for the purchase and sale of the Spectrum shares.

Manufacturing Agreement

The Company also entered into a Manufacturing Agreement with Westside Packaging, Inc., a wholly owned subsidiary of Discus and the current manufacturer, for the manufacture of the products and sale to the Company for distribution under the License Agreement. The products manufactured are sold under the marks Contrastpm®, Contrastam®, FastDam® and FastTrak®. The Manufacturing Agreement is for a term of three years with automatic one year renewal terms unless either party gives notice of non-renewal.

Registration Rights Agreement

Also on April 11, 2006, the Company entered into a Registration Rights Agreement with Discus pursuant to which it agreed, at its own expense, to register the shares acquired by Discus under the warrant or the Option

Agreement with the SEC not later than April 11, 2007, and to use its reasonable best efforts to cause the registration statement to be declared effective by the SEC as soon as practicable thereafter. The Company must, subject to certain specified circumstances, maintain the effectiveness of the registration statement for a specified period of time. The Company also granted to Discus piggyback rights for other registration statements filed by it with the SEC for the sale of its shares.

Sale and Leaseback Arrangement

On April 11, 2006, the Company sold to and leased back from the Sepulveda Group, LLC, a California limited liability company affiliated with Discus, the 45,000 square foot building and property located at 5655 Bear Lane, Corpus Christi, Texas. The gross sale proceeds were $1.9 million, and the monthly rent for the facility is $20,385 for the five year term, with a 3% yearly increase and an option to extend the lease term for an additional five years.

Amendment to Loan Agreement

As a result of the sale and leaseback arrangement described above, the Company, under its loan agreement with Texas State Bank dated February 9, 2005 in the original principal amount of $682,000, executed a change of collateral agreement. The loan was originally secured by a primary lien on the Company’s building and other real property, and the final principal payment was due in full in February 2008. The Company invested $632,744 in a Certificate of Deposit with a term of one year and pledged it as collateral for the outstanding principal remaining on the loan. The original terms of the loan remain the same.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Reference is made to the disclosure under Item 1.01 – Sale and Leaseback Arrangement above.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

Reference is made to the disclosures under Item 1.01 – License Agreement and - Option Agreement above. There were no underwriters involved in the sale of the securities under the Option Agreement or the Warrant. The Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933 from the registration requirements of that act in the sale of the securities to an “accredited investor”, as such term is defined under that act.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

Reference is made to the disclosure under Item 1.01 – License Agreement above for a description of the issuance of the Warrant, the exercise of which may result in a change in control of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibits referred to in this report were filed with the Form 10-KSB of the Company for the fiscal year ended December 31, 2005 filed April 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 17, 2006	AMERICAN MEDICAL TECHNOLOGIES, INC.

	By:	/s/ Roger W. Dartt
Roger W. Dartt
Chief Executive Officer